   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 17, 1995.


                                                       REGISTRATION NO. 33-63577
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ---------------------

                                AMENDMENT NO. 1


                                       TO

                                    FORM S-3

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ---------------------
                    ASSOCIATES CORPORATION OF NORTH AMERICA
               (Exact name of registrant as specified in charter)

                                    DELAWARE
                        (State or other jurisdiction of
                         incorporation or organization)

                           250 EAST CARPENTER FREEWAY
                             IRVING, TX 75062-2729
                                  214-541-4000
                  (Address, including zip code, and telephone
                  number, including area code, of registrant's
                          principal executive offices)

                                   74-1494554
                      (I.R.S. Employer Identification No.)

                          CHESTER D. LONGENECKER, ESQ.
                            EXECUTIVE VICE PRESIDENT
                              AND GENERAL COUNSEL
                           250 EAST CARPENTER FREEWAY
                             IRVING, TX 75062-2729
                                  214-541-4000
                      (Name, address, including zip code,
                      and telephone number, including area
                          code, of agent for service)

                             ---------------------
                                   Copies to:

                              DAVID P. BICKS, ESQ.
                     LEBOEUF, LAMB, GREENE & MACRAE, L.L.P.
                              125 WEST 55TH STREET
                            NEW YORK, NEW YORK 10019

                              THOMAS E. DALE, ESQ.
                           250 EAST CARPENTER FREEWAY
                             IRVING, TX 75062-2729

                             ---------------------
APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: From time to time after the effective date of this registration statement as determined by market conditions.
                             ---------------------
IF THE ONLY SECURITIES BEING REGISTERED ON THIS FORM ARE BEING OFFERED PURSUANT TO DIVIDEND OR INTEREST REINVESTMENT PLANS, PLEASE CHECK THE FOLLOWING BOX. / /

IF ANY OF THE SECURITIES BEING REGISTERED ON THIS FORM ARE TO BE OFFERED ON A DELAYED OR CONTINUOUS BASIS PURSUANT TO RULE 415 UNDER THE SECURITIES ACT OF 1933, OTHER THAN SECURITIES OFFERED ONLY IN CONNECTION WITH DIVIDEND OR INTEREST
REINVESTMENT PLANS, PLEASE CHECK THE FOLLOWING BOX.   /X/

IF THIS FORM IS FILED TO REGISTER ADDITIONAL SECURITIES FOR AN OFFERING PURSUANT TO RULE 462(B) UNDER THE SECURITIES ACT, PLEASE CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING. / /

IF THIS FORM IS A POST-EFFECTIVE AMENDMENT FILED PURSUANT TO RULE 462(C) UNDER THE SECURITIES ACT, CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING. / /

IF DELIVERY OF THE PROSPECTUS IS EXPECTED TO BE MADE PURSUANT TO RULE 434, PLEASE CHECK THE FOLLOWING BOX. / /
                             ---------------------
                        CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------
                                                     PROPOSED
                                                     MAXIMUM        PROPOSED
TITLE OF EACH                         AMOUNT         OFFERING        MAXIMUM         AMOUNT OF
CLASS OF SECURITIES                    TO BE          PRICE         AGGREGATE      REGISTRATION
TO BE REGISTERED                    REGISTERED       PER UNIT    OFFERING PRICE         FEE
-----------------------------------------------------------------------------------------------
                                                                                   $1,724,138(3)
                                                                                   $1,000,000(4)
Debt Securities and Warrants to                                                     -----------
  purchase Debt Securities...... $10,000,000,000(1)     100%   $10,000,000,000(2)   $2,724,138
-----------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------



(1) Or, if any Debt Securities are issued at original issue discount, such greater amount as may result in the initial offering prices for Debt Securities and Warrants aggregating $10,000,000,000.


(2) Estimated solely for the purpose of computing registration fee. Any offering of Debt Securities or Warrants denominated in any foreign currencies or foreign currency units will be treated as the equivalent in U.S. dollars based on the exchange rate applicable to the purchase of such Debt Securities or Warrants from the registrant.


(3) Filing fee previously paid with the original filing of this Registration Statement on October 20, 1995.


(4) Filing fee being paid herewith in connection with the registration of an additional $5,000,000,000 in Debt Securities and Warrants.


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                    ASSOCIATES CORPORATION OF NORTH AMERICA

                                DEBT SECURITIES

                      WARRANTS TO PURCHASE DEBT SECURITIES

                             CROSS REFERENCE SHEET

                             DATA IN REGISTRATION STATEMENT                           DATA IN
                                       ON FORM S-3                                   PROSPECTUS
                             ITEM NUMBER AND NATURE OF ITEM                             PAGE
      -----------------------------------------------------------------------------  ----------
 1.   Forepart of the Registration Statement and Outside Front Cover Page of
        Prospectus.................................................................   Cover, 1
 2.   Inside Front and Outside Back Cover Pages of Prospectus......................      2
 3.   Summary Information, Risk Factors and Ratio of Earnings to Fixed Charges.....      3
 4.   Use of Proceeds..............................................................      3
 5.   Determination of Offering Price..............................................      *
 6.   Dilution.....................................................................      *
 7.   Selling Security Holders.....................................................      *
 8.   Plan of Distribution.........................................................      9
 9.   Description of Securities to be Registered...................................      4
10.   Interests of Named Experts and Counsel.......................................      10
11.   Material Changes.............................................................      *
12.   Incorporation of Certain Information by Reference............................      2
13.   Disclosure of Commission Position on Indemnification for Securities Act
        Liabilities................................................................      *

---------------

* Omitted since answer is negative or not applicable.

PROSPECTUS

LOGO

                                Debt Securities

                      Warrants to Purchase Debt Securities
                             ---------------------


     The Company from time to time may issue in one or more series its unsecured debt securities ("Debt Securities"), which may either be senior (the "Senior Securities") or subordinated (the "Subordinated Securities") in priority of payment, and warrants ("Warrants") to purchase Debt Securities (the Debt Securities and the Warrants being herein collectively called the "Securities") for proceeds up to $10,000,000,000, or the equivalent thereof if any of the Securities are denominated in a foreign currency or a foreign currency unit. The Debt Securities of each series will be offered on terms determined at the time of sale. The Debt Securities and Warrants may be sold for U.S. dollars, foreign currencies or foreign currency units, and the principal of and any interest on the Debt Securities may be payable in U.S. dollars, foreign currencies or foreign currency units. The specific designation, priority, aggregate principal amount, the currency or currency unit for which the Securities may be purchased, the currency or currency unit in which the principal and any interest is payable, the rate (or method of calculation) and time of payment of any interest, authorized denominations, maturity, offering price, any redemption terms or other specific terms of the Securities in respect of which this Prospectus is being delivered are set forth in the accompanying Prospectus Supplement ("Prospectus Supplement"). With regard to the Warrants, if any, in respect of which this Prospectus is being delivered, the Prospectus Supplement sets forth a description of the Debt Securities for which each Warrant is exercisable and the offering price, if any, exercise price, duration, detachability and other terms of the Warrants.


     The Securities may be sold through underwriters or dealers or may be sold by the Company directly or through agents designated from time to time. The names of any underwriters or agents involved in the sale of the Securities in respect to which this Prospectus is being delivered and their compensation are set forth in the Prospectus Supplement.
                             ---------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
  EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
    SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
      PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.   ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                             ---------------------


                THE DATE OF THIS PROSPECTUS IS NOVEMBER   , 1995

     NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS OR THE PROSPECTUS SUPPLEMENT AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY UNDERWRITER. THIS PROSPECTUS AND THE PROSPECTUS SUPPLEMENT DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER IN SUCH JURISDICTION.
                             ---------------------

     The following information, which is being disclosed pursuant to Florida law, is accurate as of the date of this Prospectus: Autolatina-Comercio, Negocios e Participacoes Ltda., a Brazilian company ("Autolatina"), is a joint venture between Ford Motor Company ("Ford", the indirect parent corporation of the Company), and Volkswagen AG in which Ford has a 49% ownership interest. Autolatina occasionally sells vehicles to persons located in Cuba. Each such sale is made pursuant to a specific license granted to Ford by the U.S. Department of Treasury. The last such sale, which involved one medical supply vehicle, was made to Cubanacan in April 1991. Current information concerning Autolatina's or its Ford-related affiliates' business dealings with the government of Cuba or with persons located in Cuba may be obtained from the State of Florida Department of Banking and Finance at The Capitol Building, Suite 1401, Tallahassee, Florida 32399-0350 (telephone number 904-488-0545).

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports and other information can be inspected and copied at the offices of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; 500 West Madison Street, Chicago, Illinois 60661; and 7 World Trade Center, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Such reports and other information concerning the Company also may be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005, on which certain of the Company's debt securities are listed. This Prospectus does not contain all information set forth in the Registration Statement and Exhibits thereto which the Company has filed with the Commission under the Securities Act of 1933 and to which reference is hereby made.

     The Company intends to publish annual reports with financial information that has been examined and reported upon, with an opinion expressed, by an independent certified public accountant. These reports will not be distributed to holders of the Securities but will be available to them upon request.

                      DOCUMENTS INCORPORATED BY REFERENCE


     The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994, its Quarterly Reports on Form 10-Q for the quarters ended March 31, 1995, June 30, 1995 and September 30, 1995, its Current Reports on Form 8-K dated January 16, 1995, February 10, 1995, March 13, 1995, March 22, 1995, April 10, 1995, May 10, 1995, June 7, 1995, July 10, 1995, August 25, 1995, September
15, 1995, October 16, 1995, October 27, 1995 and November 17, 1995, filed with the Commission pursuant to the Securities Exchange Act of 1934, are hereby incorporated by reference. All documents filed by the Company pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date hereof and prior to the termination of the offering of the Securities offered hereby shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing such documents.


     THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH PERSON TO WHOM THIS PROSPECTUS IS DELIVERED, UPON WRITTEN OR ORAL REQUEST BY SUCH PERSON, A COPY OF ANY OR ALL OF THE DOCUMENTS DESCRIBED ABOVE, OTHER THAN EXHIBITS TO SUCH DOCUMENTS. REQUESTS SHOULD BE ADDRESSED TO: ASSOCIATES CORPORATION OF NORTH AMERICA, P.O. BOX 660237, DALLAS, TX 75266-0237, ATTENTION: SECRETARY (TEL. 214-541-4000).

                                  THE COMPANY

     Associates Corporation of North America ("Associates" or the "Company"), a Delaware corporation, is a wholly-owned subsidiary and the principal operating unit of Associates First Capital Corporation ("First Capital"). First Capital is an indirect subsidiary of Ford Motor Company. Unless the context otherwise requires, reference to Associates or to the Company includes the Company and all its subsidiaries.

     At December 31, 1994, Associates had 1,473 branch offices in the United States. As of September 30, 1994, Associates was the second largest independent finance company in the United States.

     Associates primary business activities are consumer finance, commercial finance and insurance underwriting. The consumer finance operation is engaged in making and investing in residential real estate-secured loans to individuals, making secured and unsecured installment loans to individuals, purchasing consumer retail installment obligations, investing in credit card receivables, financing manufactured housing purchases, and providing other consumer financial services. The commercial finance operation is principally engaged in the purchase of time sales obligations and leases, direct leases and secured direct loans, and sales of other financial services, including automobile club, mortgage banking and relocation services. The insurance operation is engaged in underwriting credit life and credit accident and health, property, casualty and accidental death and dismemberment insurance, principally for customers of the finance operations of Associates.

     The principal executive offices of the Company are located at 250 East Carpenter Freeway, Irving, TX 75062-2729 and its mailing address is P.O. Box 660237, Dallas, TX 75266-0237 (tel. 214-541-4000).

RATIO OF EARNINGS TO FIXED CHARGES

     The following table sets forth the historical ratios of earnings to fixed charges of Associates for the periods indicated:


               YEAR ENDED
              DECEMBER 31                       NINE MONTHS
----------------------------------------           ENDED
1990     1991     1992     1993     1994     SEPTEMBER 30, 1995
----     ----     ----     ----     ----     ------------------
1.46     1.48     1.56     1.64     1.64            1.57


For purposes of computing the ratio of earnings to fixed charges, the term "earnings" represents earnings before provision for income taxes, and cumulative effect of changes in accounting principles, plus fixed charges. "Fixed charges" represent interest expense and a portion of rentals representative of an implicit interest factor for such rentals.

                            APPLICATION OF PROCEEDS

     Unless otherwise specified in the Prospectus Supplement which accompanies this Prospectus, the net proceeds from the sale of the Securities will be added to the general funds of the Company and will be used initially to repay commercial paper borrowings incurred in the ordinary course of the financing activities of the Company. The Company expects from time to time to continue to incur short-term and long-term debt and to effect other financings, the amounts of which cannot now be determined.

                         DESCRIPTION OF DEBT SECURITIES

                                    GENERAL

     The Debt Securities will constitute either senior or subordinated debt of the Company. The Debt Securities will be issued under one or more separate indentures described below for Senior Securities (each, a "Senior Indenture") or for Subordinated Securities (each, a "Subordinated Indenture"), in each case between the Company and a banking institution organized under the laws of the United States of America or of any State thereof (each, a "Trustee"). The Senior Indentures and the Subordinated Indentures are hereinafter collectively referred to as the "Indentures". The following summary of certain provisions of the Indentures does not purport to be complete and is qualified in its entirety by reference to the applicable Indenture, which is filed as an exhibit to the Registration Statement. All article and section references appearing herein are to articles and sections of the applicable Indenture, and all capitalized terms have the meanings specified in such Indenture.

     None of the Indentures limits the amount of Debt Securities which may be issued thereunder, and each Indenture provides that Debt Securities may be issued thereunder up to the aggregate principal amount authorized from time to time by the Company and may be denominated in any currency or currency unit designated by the Company. The Indentures do not contain any covenant or other provision that is specifically intended to afford any Holder special protection in the event of a highly leveraged transaction. Reference is made to the Prospectus Supplement which accompanies this Prospectus for the following terms and other information to the extent applicable with respect to the Debt Securities being offered thereby: (1) the designation, aggregate principal amount, authorized denominations and priority of such Debt Securities; (2) the percentage of the principal amount at which such Debt Securities will be issued;
(3) the currency, currencies or currency units for which the Debt Securities may be purchased and the currency, currencies or currency units in which the principal of and any interest on such Debt Securities may be payable; (4) the date on which such Debt Securities will mature; (5) the rate per annum at which such Debt Securities will bear interest, if any, or the method of determination of such rate; (6) the dates on which such interest, if any, will be payable; (7) whether such Debt Securities are to be issued in whole or in part in the form of one or more global securities (each a "Global Security") and, if so, the identity of a depositary (the "Depositary") for such Global Security or Securities; and (8) any redemption terms or other specific terms.

     If any of the Securities are sold for foreign currencies or foreign currency units or if the principal of or any interest on any series of Debt Securities is payable in foreign currencies or foreign currency units, the restrictions, elections, tax consequences, specific terms and other information with respect to such issue of Securities and such currencies or currency units will be set forth in the Prospectus Supplement relating thereto.

     The Debt Securities may be issued in fully registered form without coupons ("Fully Registered Securities"), or in a form registered as to principal only with coupons or in bearer form with coupons. Unless otherwise specified in the Prospectus Supplement, the Debt Securities will be only Fully Registered Securities (sec.sec.3.01, 3.02). In addition, Debt Securities of a series may be issuable in the form of one or more Global Securities, which will be denominated in an amount equal to all or a portion of the aggregate principal amount of such Debt Securities (sec.2.04). See "Global Securities" below.

     One or more series of Debt Securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. Federal income tax consequences and special considerations applicable to any such series will be described in the Prospectus Supplement relating thereto.

GLOBAL SECURITIES

     The Debt Securities of a series may be issued in whole or in part in the form of one or more Global Securities that will be deposited with, or on behalf of, the Depositary identified in the Prospectus Supplement relating to such series. Unless and until it is exchanged in whole or in part for Debt Securities in individually certificated form, a Global Security may not be transferred except as a whole to a nominee of the Depositary for such Global Security, or by a nominee of such Depositary to such Depositary, or to a successor of such Depositary or a nominee of such successor (sec.2.04).

     The specific terms of the depositary arrangement with respect to any series of Debt Securities and the rights of and limitations on owners of beneficial interests in a Global Security representing all or a portion of a series of Debt Securities will be described in the Prospectus Supplement relating to such series.

CERTAIN RESTRICTIVE PROVISIONS

     None of the Indentures limits the amount of other debt which may be issued by the Company or the amount of dividends or other payments which may be paid with respect to, or the redemption or acquisition of, its equity securities by the Company or its subsidiaries, but each Indenture contains a covenant that neither the Company nor any Finance or Insurance Subsidiary will create or incur any mortgage, pledge, or charge of any kind on any of its properties, except for: intercompany mortgages or pledges from subsidiary to parent corporation or to any other Finance or Insurance Subsidiary; purchase money liens or leases; acquisitions of subsidiaries, the physical properties or assets of which are subject to liens; liens created in the ordinary course of business by subsidiaries for money borrowed if such subsidiaries operate in foreign countries or prior to becoming a subsidiary had borrowed on a secured basis; sale and leaseback arrangements upon any real property; renewals or refundings of any of the foregoing; and certain other minor exceptions. Each Indenture also contains a covenant restricting certain transactions by the Company or its Subsidiaries with any Controlling Person or Controlling Person Subsidiary (sec.6.02).

     A restriction contained in the Company's 4 3/4% Senior Notes due August 1, 1996 generally limits payments of cash dividends on the Company's common stock in any year to not more than 50% of consolidated net earnings for such year, subject to certain exceptions. Unless otherwise set forth in the Prospectus Supplement relating to any series of Debt Securities, no such restriction will be contained in any series of Debt Securities issued under the Indentures.

MODIFICATION OF INDENTURES

     Each Indenture, the rights and obligations of the Company and the rights of the Holders may be modified with respect to one or more series of Debt Securities issued under such Indenture with the consent of the Holders of not less than 66 2/3% in principal amount of the Outstanding Debt Securities of each such series affected by the modification or amendment. No modification of the terms of payment of principal or interest, and no modification reducing the percentage required for modification is effective against any Holder without his consent. No modification of the Senior Indentures subordinating the indebtedness evidenced by any series of Senior Securities issued thereunder to any other indebtedness of the Company is effective against any Holder of a Senior Security issued thereunder without his consent, and no modification of the Subordinated Indenture subordinating the indebtedness evidenced by any series of Subordinated Securities issued thereunder to any indebtedness of the Company other than Superior Indebtedness is effective against any Holder of Subordinated Securities without his consent. For the purpose of these provisions, a holder of an unexpired Warrant shall be deemed to be the Holder of the principal amount of Debt Securities issuable upon exercise of such Warrant (sec.sec.6.03, 12.01).

EVENTS OF DEFAULT

     Each Indenture provides that the following are Events of Default with respect to any series of Debt Securities issued thereunder: default in the payment of the principal of any Debt Security of such series when and as the same shall be due and payable; default in making a sinking fund payment, if any, when and as the same shall be due and payable by the terms of the Debt Securities of such series; default for 30 days in the payment of any installment of interest on any Debt Security of such series; default for 60 days after notice in the performance of any other covenant in respect of the Debt Securities of such series contained in the Indenture; certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of the Company or its property; default for 30 days in the payment of any installment of interest on any evidence of indebtedness (including any other series of Debt Securities issued under the same Indenture) issued, assumed or guaranteed by the Company or default in the payment of any principal of any such evidence of indebtedness; and any other Event of Default provided in the applicable Board Resolution or supplemental indenture under which such series of Debt Securities is issued (sec.8.01). An Event of Default with respect to a particular series of Debt Securities issued under an Indenture does not necessarily constitute an Event of Default with respect to any other series of Debt Securities issued under such Indenture. The appropriate Trustee may withhold notice to the Holders of any series of Debt Securities of any default with respect to such series (except in the payment of principal or interest) if it considers such withholding in the interests of such Holders.

     If an Event of Default with respect to any series of Debt Securities shall have occurred and be continuing, the appropriate Trustee or the Holders of not less than 25% in aggregate principal amount of the Debt Securities of such series may declare the principal, or in the case of discounted Debt Securities, such portion thereof as may be described in the Prospectus Supplement accompanying this Prospectus, of all the Debt Securities of such series to be due and payable immediately (sec.8.01).

     Within four months after the close of each fiscal year, the Company must file with each Trustee a certificate, signed by specified officers, stating whether or not such officers have knowledge of any default, and, if so, specifying each such default and the nature thereof (sec.6.02).

     Subject to provisions relating to its duties in case of default, a Trustee shall be under no obligation to exercise any of its rights or powers under the applicable Indenture at the request, order or direction of any Holders, unless such Holders shall have offered to such Trustee reasonable indemnity (sec.9.03). Subject to such provisions for indemnification, the Holders of a majority in principal amount of the Debt Securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the appropriate Trustee, or exercising any trust or power conferred upon such Trustee, with respect to the Debt Securities of such series (sec.8.06).

PAYMENT AND TRANSFER

     Principal of, premium, if any, and interest, if any, on Fully Registered Securities are to be payable at the Corporate Trust Office of the Trustee under the applicable Indenture or any other office maintained by the Company for such purposes, provided that payment of interest, if any, will be made, unless otherwise provided in the applicable Prospectus Supplement, by check mailed to the persons in whose names such Securities are registered at the close of business on the day or days specified in the Prospectus Supplement accompanying this Prospectus (sec.sec.3.08, 3.11). The principal of, premium, if any, and interest, if any, on Debt Securities in other forms will be payable in such manner and at such place or places as may be designated by the Company and specified in the applicable Prospectus Supplement (sec.3.11).

     Fully Registered Securities may be transferred or exchanged at the Corporate Trust Office of the Trustee under the applicable Indenture or at any other office or agency maintained by the Company for such purposes, subject to the limitations in the applicable Indenture, without the payment of any service charge except for any tax or governmental charge incidental thereto. Provisions with respect to the transfer and exchange of Debt Securities in other forms will be set forth in the applicable Prospectus Supplement (sec.3.05).

                               SENIOR SECURITIES
SUPERIOR INDEBTEDNESS

     The Senior Securities will constitute part of the Superior Indebtedness of the Company and will rank pari passu with all outstanding senior debt. The outstanding Subordinated Indebtedness and Capital Indebtedness have been subordinated, as to payment of principal, premium, if any, and interest, if any, to all other liabilities of the Company, including the Senior Securities.

                            SUBORDINATED SECURITIES
SUBORDINATION


     The Subordinated Securities will be subordinate and junior in right of payment in all respects to all Superior Indebtedness of the Company, whether outstanding at the date of the Subordinated Indenture or incurred after such date. The term "Superior Indebtedness" is defined to mean (i) all obligations of the Company which in accordance with generally accepted accounting principles are classified as liabilities on the Company's balance sheet and (ii) guaranties of, endorsements and other contingent obligations in respect of, or to purchase or otherwise acquire, indebtedness of others, except other Subordinated Indebtedness and Capital Indebtedness (sec.15.01 of the Subordinated Indenture). "Subordinated Indebtedness" is defined to mean all Indebtedness of the Company which is subordinate and junior in right of payment to Superior Indebtedness, but does not include "Capital Indebtedness", which is defined to be Indebtedness subordinate and junior to Subordinated Indebtedness and Superior Indebtedness (sec.1.01 of the Subordinated Indenture). At September 30, 1995, Superior Indebtedness aggregated approximately $30.9 billion. The amount of additional Superior Indebtedness which the Company may issue is not subject to any limitation.


     Upon any distribution of assets of the Company in connection with any dissolution, winding up, liquidation or reorganization of the Company, the holders of all Superior Indebtedness will first be entitled to receive payment in full of principal of and interest, if any, on such Superior Indebtedness before the Holders of Subordinated Securities are entitled to receive any payment on Subordinated Securities. In the event that any Subordinated Security is declared due and payable because of the occurrence of an Event of Default, under circumstances when the provisions of the foregoing sentence are not applicable, the Trustee under the Subordinated Indenture or the Holders of Subordinated Securities shall be entitled to payment only after there shall first have been paid in full the Superior Indebtedness outstanding at the time such Subordinated Security so becomes due and payable because of such Event of Default (Article Fifteen of the Subordinated Indenture).

                            CONCERNING THE TRUSTEES

     Business and other relationships (including other trusteeships) between the Company and its affiliates and each Trustee under any Indenture pursuant to which any of the Debt Securities to which the Prospectus Supplement accompanying this Prospectus are described in such Prospectus Supplement.

     In the event Subordinated Debt Securities are issued pursuant to a Subordinated Indenture with a Trustee which is also a Trustee for Senior Debt Securities pursuant to a Senior Indenture, the occurrence of any default under such Subordinated Indenture or such Senior Indenture could create a conflicting interest for the respective Trustee under the Trust Indenture Act of 1939, as amended (the "1939 Act"). If such default has not been cured or waived within 90 days after such Trustee has or acquires a conflicting interest, such Trustee generally is required by the 1939 Act to eliminate such conflicting interest or resign as Trustee with respect to the Debt Securities issued under such Senior Indenture or such Subordinated Indenture. In the event of the Trustee's resignation, the Company shall promptly appoint a successor trustee with respect to the affected securities.

                            DESCRIPTION OF WARRANTS

     The following statements with respect to the Warrants are summaries of, and subject to, the detailed provisions of a Warrant Agreement (the "Warrant Agreement") to be entered into by the Company and a warrant agent to be selected at the time of issue (the "Warrant Agent"), a form of which is filed as an exhibit to the Registration Statement.

GENERAL

     The Warrants, evidenced by Warrant certificates (the "Warrant Certificates"), may be issued under the Warrant Agreement independently or together with any Debt Securities offered by any Prospectus Supplement and may be attached to or separate from such Debt Securities. If Warrants are offered, the Prospectus Supplement will describe the terms of the Warrants, including the following: (i) the offering price, if any; (ii) the designation, aggregate principal amount, and terms of the Debt Securities purchasable upon exercise of the Warrants; (iii) if applicable, the designation and terms of the Debt Securities with which the Warrants are issued and the number of Warrants issued with each such Debt Security; (iv) if applicable, the date on and after which the Warrants and the related Debt Securities will be separately transferable;
(v) the principal amount of Debt Securities purchasable upon exercise of one Warrant and the price at which such principal amount of Debt Securities may be purchased upon such exercise; (vi) the date on which the right to exercise the Warrants shall commence and the date on which such right shall expire; (vii) federal income tax consequences; (viii) whether the Warrants represented by the Warrant Certificates will be issued in registered or bearer form; and (ix) any other terms of the Warrants.

     Warrant Certificates may be exchanged for new Warrant Certificates of different denominations and may (if in registered form) be presented for registration of transfer at the corporate trust office of the Warrant Agent or any Co-Warrant Agent, which will be listed in the Prospectus Supplement, or at such other office as may be set forth therein. Warrantholders do not have any of the rights of Holders of Debt Securities (except to the extent that the consent of Warrantholders may be required for certain modifications of the terms of the Indenture and the series of Debt Securities issuable upon exercise of the Warrants) and are not entitled to payments of principal of and interest, if any, on such Debt Securities.

EXERCISE OF WARRANTS

     Warrants may be exercised by surrendering the Warrant Certificate at the corporate trust office of the Warrant Agent or at the corporate trust office of the Co-Warrant Agent, if any, with the form of election to purchase on the reverse side of the Warrant Certificate properly completed and executed, and by payment in full of the exercise price, as set forth in the Prospectus Supplement. Upon the exercise of Warrants, the Warrant Agent or Co-Warrant Agent, if any, will, as soon as practicable, deliver the Debt Securities in authorized denominations in accordance with the instructions of the exercising Warrantholder and at the sole cost and risk of such holder. If less than all of the Warrants evidenced by the Warrant Certificate are exercised, a new Warrant Certificate will be issued for the remaining amount of Warrants.

                              PLAN OF DISTRIBUTION

     The Company may sell the Securities: (i) through underwriters or dealers;
(ii) directly to one or more purchasers; or (iii) through agents. The Prospectus Supplement with respect to the Securities being offered thereby sets forth the terms of the offering of such Securities, including the name or names of any underwriters, the purchase price of such Securities and the proceeds to the Company from such sale, any underwriting discounts and other items constituting underwriters' compensation, any initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers, and any securities exchange on which such Securities may be listed. Only underwriters so named in the Prospectus Supplement are deemed to be underwriters in connection with the Securities offered thereby.

     If underwriters are used in the sale, the Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase such Securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the Securities of the series offered by the Company's Prospectus Supplement if any of such Securities are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

     Securities may also be sold directly by the Company or through agents designated by the Company from time to time. Any agent involved in the offering and sale of the Securities in respect of which this Prospectus is delivered is named, and any commissions payable by the Company to such agent are set forth, in the Prospectus Supplement. Unless otherwise indicated in the Prospectus Supplement, any such agent is acting on a best efforts basis for the period of its appointment.

     If so indicated in the Prospectus Supplement, the Company will authorize agents, underwriters or dealers to solicit offers by certain institutional investors to purchase Securities providing for payment and delivery on a future date specified in the Prospectus Supplement. There may be limitations on the minimum amount which may be purchased by any such institutional investor or on the portion of the aggregate principal amount of the particular Securities which may be sold pursuant to such arrangements. Institutional investors to which such offers may be made, when authorized, include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and such other institutions as may be approved by the Company. The obligations of any such purchasers pursuant to such delayed delivery and payment arrangements will not be subject to any conditions except
(i) the purchase by an institution of the particular Securities shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject, and (ii) if the particular Securities are being sold to underwriters, the Company shall have sold to such underwriters the total principal amount of such Securities less the principal amount thereof covered by such arrangements. Underwriters will not have any responsibility in respect of the validity of such arrangements or the performance of the Company or such institutional investors thereunder.

     Agents and underwriters may be entitled under agreements entered into with the Company to indemnification by the Company against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents and underwriters may engage in transactions with, or perform services for, the Company in the ordinary course of business.

                                 LEGAL OPINIONS

     The legality of the Securities will be passed upon for the Company by Thomas E. Dale or Timothy M. Hayes, each an Assistant General Counsel, 250 Carpenter Freeway, Irving, TX 75062-2729, and for any underwriters by LeBoeuf, Lamb, Greene & MacRae, L.L.P., a limited liability partnership including professional corporations, 125 West 55th Street, New York, New York 10019.

                                    EXPERTS

     The consolidated balance sheets as of December 31, 1994 and 1993 and the consolidated statements of earnings, changes in stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1994, incorporated by reference in this Prospectus, have been incorporated herein in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

                PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION


    Filing Fee -- Securities and Exchange Commission.........................  $2,724,138
    Accounting Fees..........................................................      15,000
    Legal Fees...............................................................        None
    Printing and Engraving...................................................     900,000*
    Trustees' and Warrant Agent's Charges....................................      80,000*
    Rating Agency Fees.......................................................   4,470,000
    Blue Sky Fees and Expenses...............................................     200,000
    Miscellaneous............................................................     375,862
                                                                               ----------
              Total..........................................................  $8,765,000
                                                                               ==========


---------------

* Estimated subject to future contingencies.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Company shall indemnify, pursuant to and under the provisions of Article "TWELFTH" of its Restated Certificate of Incorporation (hereinafter called the "Article"), present or former directors, officers of the Company, agents of the Company, and persons who, at the request of the Company, serve as such for other corporations or business entities. This indemnification applies to claims, actions, suits and proceedings, whether civil, criminal, administrative or investigative, brought by reason of the position of such person with the Company or such other corporation or business entity or as a result of action taken (or not taken) by such person in the course and scope of his employment.

     Indemnification may include the reasonable expenses of the person to be indemnified and, in the case of a third party action, judgments, fines and settlement payments. The Company is authorized to advance expenses against an undertaking by the director, officer, employee or agent to repay the same unless he is ultimately entitled to and is granted indemnification under the Article. The right of indemnification under the Article is not exclusive of any other rights to which directors, officers, employees or agents would otherwise be entitled by contract or otherwise. The Company does not know of any past, pending or threatened litigation which might result in claims for indemnification under the Article.

     Under Section 145 of the General Corporation Law of the State of Delaware, the Company has the power to indemnify the same persons, and under the same circumstances, covered by the existing Article against expenses actually and reasonably incurred by them in connection with the defense of any action, suit or proceeding, civil or criminal, in which they are made parties by reason of being or having been an officer, director, employee or agent. This power is supplemental to the provisions of the existing Article and in the opinion of counsel for the Company is included within the scope of the present Article.

     The directors and officers of the Company are covered by directors' and officers' insurance policies relating to Ford Motor Company and its subsidiaries.

ITEM 16. EXHIBITS

    EXHIBIT
      NO.                                    DESCRIPTION OF INSTRUMENT
----------------     -------------------------------------------------------------------------
      *1(a)          -- Form of Underwriting Agreement for dollar denominated Securities to be distributed in the United States. Any Underwriting Agreement relating to Securities to be distributed outside the United States or for
                        Securities denominated in foreign currencies or foreign currency units and any selling agency or distribution agreement with any agent will be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.
     **4(a)          -- Associates Corporation of North America Standard Multiple-Series
                        Indenture Provisions dated October 15, 1992.

    EXHIBIT
      NO.                                    DESCRIPTION OF INSTRUMENT
----------------     -------------------------------------------------------------------------
   ++4(a)(i)         -- Form of Indenture for Senior Securities to be dated as of November 1,
                        1995 between the Company and The Chase Manhattan Bank (National
                        Association), as Trustee. The form or forms of Senior Securities with respect to each particular offering will be filed as an exhibit to a
                        Current Report on Form 8-K and incorporated herein by reference.
   ++4(a)(ii)        -- Form of Indenture for Subordinated Securities to be dated as of
                        November 1, 1995 between the Company and The Chase Manhattan Bank
                        (National Association), as Trustee. The form or forms of Subordinated
                        Securities with respect to each particular offering will be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.
  ***4(b)            -- Form of Indenture for Senior Securities between the Company and one or more banking institutions to be qualified as Trustee pursuant to
                        Section 305(b)(2) of the Trust Indenture Act of 1939. The form or forms of Senior Securities with respect to each particular offering will be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.
  ***4(c)            -- Form of Indenture for Subordinated Securities between the Company and one or more banking institutions to be qualified as Trustee pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939. The form or forms of such Senior Securities with respect to each particular offering will be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.
      *4(d)          -- Form of Warrant Agreement to be entered into between the Company and the Warrant Agent (including form of Warrant Certificate).
     ++5             -- Opinion and consent of Timothy M. Hayes.
      11             -- The computation of ratio of earnings to fixed charges for the five fiscal years ended December 31, 1994 is incorporated by reference to the Company's Annual Report on Form 10-K for the fiscal year ended
                        December 31, 1994. The computation of ratio of earnings to fixed charges for the nine-month period ended September 30, 1995 is incorporated by reference to the Company's Quarterly Report on Form
                        10-Q for the quarter ended September 30, 1995.
     ++23            -- Consent of Coopers & Lybrand L.L.P. The consents of Thomas E. Dale and
                        Timothy M. Hayes are included in the opinion referred to in Exhibit 5 above.
      +24            -- Powers of Attorney.
     ++25            -- Form T-1, Statement of Eligibility under the Trust Indenture Act of
                        1939 of The Chase Manhattan Bank (National Association), Trustee,
                        under the Indenture to be dated as of November 1, 1995 pursuant to which Senior Securities may be issued and under the Indenture to be dated as of November 1, 1995, pursuant to which Subordinated
                        Securities may be issued.


---------------

*   Incorporated by reference to the Company's Registration Statement No.
    33-1941.
**  Incorporated by reference to the Company's Registration Statement No.
    33-53814.
*** Incorporated by reference to the Company's Registration Statement No.
    33-55949.

+   Previously filed as part of this Registration Statement.


++  Filed herewith.


ITEM 17. UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

     Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to 424(b) of the Act if, in the aggregate, the change in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 14 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) That, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) of Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (5) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment no. 1 to this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Dallas, Texas, on the 17th day of November, 1995.


                                            ASSOCIATES CORPORATION OF
                                              NORTH AMERICA


                                            By    /s/  JAMES E. JACK
                                               ------------------------------


                                                Title: Senior Executive Vice
                                                         President



     Pursuant to the requirements of the Securities Act of 1933, this amendment no. 1 to this registration statement has been signed below by the following persons in the capacities and on the date indicated.



                  SIGNATURE                                TITLE                       DATE
---------------------------------------------   ----------------------------    ----------------
               KEITH W. HUGHES*                 Chairman of the Board,
     --------------------------------------       Principal Executive
              (Keith W. Hughes)                   Officer and Director

               ROY A. GUTHRIE*                  Executive Vice President,
     --------------------------------------       Comptroller, and Principal
              (Roy A. Guthrie)                    Accounting Officer and
                                                  Director

              /s/  JAMES E. JACK                Senior Executive Vice           November 17, 1995
     --------------------------------------       President, Principal
               (James E. Jack)                    Financial Officer and
                                                  Director

               HAROLD D. MARSHALL*              Director
     --------------------------------------
              (Harold D. Marshall)

             JOSEPH M. McQUILLAN*               Director
     --------------------------------------
            (Joseph M. McQuillan)


---------------


* By signing his name hereto, James E. Jack signs this document on behalf of each of the persons indicated above pursuant to powers of attorney duly executed by such persons.



                                            By    /s/  JAMES E. JACK
                                               ------------------------------
                                                   Attorney-in-fact

                               INDEX TO EXHIBITS


                                                                                    SEQUENTIALLY
  EXHIBIT                                                                            NUMBERED
  NUMBER                                    EXHIBIT                                    PAGE
----------- -----------------------------------------------------------------------------------
      *1(a) -- Form of Underwriting Agreement for dollar denominated Securities to be distributed in the United States. Any Underwriting Agreement relating to Securities to be distributed outside the United States or for Securities denominated in foreign currencies or foreign currency units and any selling agency or distribution agreement with any agent will be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.
     **4(a) -- Associates Corporation of North America Standard Multiple-Series
               Indenture Provisions dated October 15, 1992.
  ++4(a)(i) -- Form of Indenture for Senior Securities to be dated as of November 1,
               1995 between the Company and The Chase Manhattan Bank (National
               Association), as Trustee. The form or forms of Senior Securities with respect to each particular offering will be filed as an exhibit to a
               Current Report on Form 8-K and incorporated herein by reference.
 ++4(a)(ii) -- Form of Indenture for Subordinated Securities to be dated as of
               November 1, 1995 between the Company and The Chase Manhattan Bank
               (National Association), as Trustee. The form or forms of such Senior
               Securities with respect to each particular offering will be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.
    ***4(b) -- Form of Indenture for Senior Securities between the Company and one or more banking institutions to be qualified as Trustee pursuant to
               Section 305(b)(2) of the Trust Indenture Act of 1939. The form or forms of Senior Securities with respect to each particular offering will be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.
    ***4(c) -- Form of Indenture for Subordinated Securities between the Company and one or more banking institutions to be qualified as Trustee pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939. The form or forms of such Senior Securities with respect to each particular offering will be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.
      *4(d) -- Form of Warrant Agreement to be entered into between the Company and the Warrant Agent (including form of Warrant Certificate).
        ++5 -- Opinion and consent of Timothy M. Hayes.
         11 -- The computation of ratio of earnings to fixed charges for the five fiscal years ended December 31, 1994 is incorporated by reference to the Company's Annual Report on Form 10-K for the fiscal year ended
               December 31, 1994. The computation of ratio of earnings to fixed charges for the nine-month period ended September 30, 1995 is incorporated by reference to the Company's Quarterly Report on Form
               10-Q for the quarter ended September 30, 1995.
       ++23 -- Consent of Coopers & Lybrand L.L.P. The consents of Thomas E. Dale and Timothy M. Hayes are included in the opinion referred to in
               Exhibit 5 above.
        +24 -- Powers of Attorney.
       ++25 -- Form T-1, Statement of Eligibility under the Trust Indenture Act of
               1939 of The Chase Manhattan Bank (National Association), Trustee,
               under the Indenture to be dated as of November 1, 1995 pursuant to which Senior Securities may be issued and under the Indenture to be dated as of November 1, 1995 pursuant to which Subordinated
               Securities may be issued.


---------------

*   Incorporated by reference to the Company's Registration Statement No.
     33-1941.

**  Incorporated by reference to the Company's Registration Statement No.
     33-53814.

*** Incorporated by reference to the Company's Registration Statement No.
     33-55949.


+   Previously filed as part of this Registration Statement.



++  Filed herewith.